Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and related notes present the condensed combined historical consolidated financial statements of TTM Technologies, Inc. (TTM) and Viasystems Group, Inc. (Viasystems) as if the merger of Vector Acquisition Corp. with and into Viasystems (the Merger) (with Viasystems surviving the Merger as a wholly owned subsidiary of TTM) had been consummated at earlier dates. The unaudited pro forma condensed combined balance sheet as of March 30, 2015 gives effect to the Merger as if it had been consummated on March 30, 2015. The unaudited pro forma condensed combined statements of operations for the year ended December 29, 2014 and for the three months ended March 30, 2015 give effect to the Merger as if it had been consummated on December 31, 2013.

The preliminary allocation of purchase price in the Merger as reflected in these unaudited pro forma condensed combined financial statements has been based upon preliminary estimates of the fair value of assets acquired, liabilities assumed and noncontrolling interests of Viasystems as of the date of the Merger. The pro forma adjustments are based on information available as of the date of this report. Certain assumptions and estimates are subject to change as TTM finalizes its determination of the fair value of the assets acquired, liabilities assumed and noncontrolling interest in connection with the Merger. Such final valuations are dependent upon procedures and other studies that are not complete. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial statements will be adjusted retrospectively.

The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) expected to have a continuing impact on the combined financial operating results of TTM and Viasystems. The unaudited pro forma condensed combined financial statements do not reflect (1) any operating efficiencies, cost savings, or revenue enhancements that may be achieved by the combined company following the Merger and (2) certain nonrecurring expenses, such as potential restructuring charges, expected to be incurred within the first twelve months after the Merger. In addition, TTM will incur certain non-recurring charges within the first twelve months following the Merger, primarily associated with the fair value of acquired inventory, that have not been included in the unaudited pro forma condensed combined statements of operations.

The pro forma condensed combined financial statements are unaudited, are presented for informational purposes only, and are not necessarily indicative of the financial condition or operating results that would actually have occurred had the Merger been completed as of the dates or at the beginning of the periods presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial condition or operating results of the combined company. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the separate audited consolidated financial statements of TTM for the year ended December 29, 2014 included in TTM’s Annual Report on Form 10-K that can be found at www.sec.gov;

•	the separate audited consolidated financial statements of Viasystems the for year ended December 31, 2014 included in Exhibit 99.1 in this Current Report on Form 8-K/A;

•	the separate unaudited condensed consolidated financial statements of TTM as of March 30, 2015 and for the three months ended March 30, 2015 that can be found at www.sec.gov; and

•

the separate unaudited condensed consolidated financial statements of Viasystems as of March 31, 2015 and for the three months ended March 31, 2015 included in Exhibit 99.1 in this Current Report on Form 8-K/A.

TTM operates on a 52 or 53 week year ending on the Monday nearest December 31. Viasystems uses a calendar accounting fiscal period. For 2014, TTM’s accounting period ended December 29, 2014, while Viasystems’ accounting period ended December 31, 2014. For the first quarter ended 2015, TTM’s accounting period ended March 30, 2015, while Viasystems’ accounting period ended March 31, 2015. No pro forma adjustments were made to reconcile the accounting periods, as TTM believes that the one to two day difference is immaterial to the presentation of the operating results of the combined company.

Certain reclassifications have been made to Viasystems’ historical amounts to conform to TTM’s presentation.

Unaudited pro forma condensed combined balance sheet

As of March 30, 2015

(in thousands)	TTM	Viasystems	Pro forma adjustments	Note	Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$282,968	$81,632	$(248,824)	(a)	$164,358
			1,030,000	(b)
			(869,681)	(c)
			(111,737)	(d)
Accounts receivable, net	239,645	219,865			459,510
Accounts receivable due from related parties	4,022	—			4,022
Inventories	153,920	130,864	18,800	(e)	303,584
Prepaid expenses and other current assets	49,898	31,671			81,569

Total current assets	730,453	464,032	(181,442)		1,013,043
Property, plant and equipment, net	746,649	409,559	42,773	(f)	1,198,981
Goodwill	12,120	151,283	141,262	(g)	304,665
Definite-lived intangibles, net	17,390	88,797	57,703	(h)	163,890
Deposits and other non-current assets	15,262	13,101	19,388	(d)	47,751

Total assets	$1,521,874	$1,126,772	$79,684		$2,728,330

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$194,186	$174,304			$368,490
Convertible senior notes, net	32,208	—			32,208
Short-term debt, including current portion of long-term debt	96,202	1,134	$89,500	(b)	89,500
			(97,334)	(c)
			(2)	(j)
Account payable due to related parties	16,852	—			16,852
Equipment payable	39,059	—			39,059
Accrued expenses and other current liabilities	78,101	99,649	10,702	(i)	169,248
			(19,932)	(d)
			728	(j)

Total current liabilities	456,608	275,087	(16,338)		715,357

Convertible senior notes, net	198,880	—			198,880
Long-term debt	129,500	612,348	940,500	(b)	907,250
			(33,250)	(d)
			(741,122)	(c)
			(726)	(j)
Other long-term liabilities	16,691	43,835			60,526

Total long-term liabilities	345,071	656,183	165,402		1,166,656

Stockholders’ equity:
Common stock	84	209	15	(k)	99
			(209)	(l)
Additional paid-in-capital	588,727	2,402,145	148,991	(k)	737,718
			(2,402,145)	(l)
Retained earnings (deficit)	79,867	(2,217,765)	(26,811)	(d)	53,056
			2,217,765	(l)
Statutory surplus reserves	21,236	—			21,236
Accumulated other comprehensive income	30,281	6,986	(6,986)	(l)	30,281
Noncontrolling interest	—	3,927			3,927

Total stockholders’ equity	720,195	195,502	(69,380)		846,317

Total liabilities and stockholders’ equity	$1,521,874	$1,126,772	$79,684		$2,728,330

Unaudited pro forma condensed combined statement of operations

For the year ended December 29, 2014

(in thousands, except per share amounts)	TTM	Viasystems	Pro forma adjustments	Note	Pro forma combined
Net sales	$1,325,717	$1,204,102			$2,529,819
			$(28,936)	(n)
Cost of goods sold	1,131,028	968,586	79,114	(m)	2,149,792

Gross profit	194,689	235,516	(50,178)		380,027

Operating expenses:
Selling, general and administrative	137,918	111,893	8,790	(m)	246,560
			(12,041)	(o)

Depreciation	—	87,904	(87,904)	(m)	—
Amortization of definite-lived intangibles	8,387	6,167	12,774	(p)	27,328
Restructuring charges	—	7,351			7,351
Impairment of long-lived assets	1,845	—			1,845
Guangzhou fire business interruption insurance proceeds	—	(26,459)			(26,459)

Total operating expenses	148,150	186,856	(78,381)		256,625

Operating income	46,539	48,660	28,203		123,402

Other income (expense):
Interest expense	(23,830)	(50,235)	(10,935)	(q)	(85,000)

Loss on extinguishment of debt	(506)	—			(506)

Other, net	88	3,435			3,523

Total other expense, net	(24,248)	(46,800)	(10,935)		(81,983)

Income before income tax	22,291	1,860	17,268		41,419
Income tax provision	(7,598)	(17,036)		(r)	(24,634)

Net income (loss)	14,693	(15,176)	17,268		16,785
Net income attributable to noncontrolling interests	—	(814)			(814)

Net income (loss) attributable to stockholders	$14,693	$(15,990)	$17,268		$15,971

Net income (loss) per share:
Basic	$0.18			(s)	$0.16

Dilutive	$0.18			(s)	$0.16

Weighted average number of common shares outstanding:
Basic	83,238		15,082	(s)	98,320
Dilutive	83,941		15,082	(s)	99,023

Unaudited pro forma condensed combined statement of operations

For the three months ended March 30, 2015

(in thousands, except per share amounts)	TTM	Viasystems	Pro forma adjustments	Note	Pro forma combined
Net sales	$329,164	$304,628			$633,792
			$(6,778)	(n)
Cost of goods sold	277,605	244,584	19,368	(m)	534,779

Gross profit	51,559	60,044	(12,590)		99,013

Operating expenses:
Selling, general and administrative	43,924	31,529	2,152	(m)	66,082
			(11,523)	(o)

Depreciation	—	21,520	(21,520)	(m)	—
Amortization of definite-lived intangibles	1,874	1,379	3,356	(p)	6,609
Gain on sale of assets	(2,504)	—			(2,504)

Total operating expenses	43,294	54,428	(27,535)		70,187

Operating income	8,265	5,616	14,945		28,826

Other income (expense):
Interest expense	(5,765)	(12,499)	(3,005)	(q)	(21,269)
Other, net	(415)	1,527			1,112

Total other expense, net	(6,180)	(10,972)	(3,005)		(20,157)

Income (loss) before income tax	2,085	(5,356)	11,940		8,669
Income tax benefit (provision)	1,361	(2,957)		(r)	(1,596)

Net income (loss)	3,446	(8,313)	11,940		7,073
Net income attributable to noncontrolling interests	—	(173)			(173)

Net income (loss) attributable to stockholders	$3,446	$(8,486)	$11,940		$6,900

Net income (loss) per share:
Basic	$0.04			(s)	$0.07

Dilutive	$0.04			(s)	$0.07

Weighted average number of common shares outstanding:
Basic	83,603		15,082	(s)	98,685
Dilutive	84,465		15,082	(s)	99,547

Notes to unaudited pro forma condensed combined financial statements

(dollars in thousands, except per share amounts)

Note 1. Basis of presentation

On May 31, 2015, TTM Technologies, Inc. (TTM) completed the acquisition of Viasystems Group, Inc. (Viasystems). Under the terms of the acquisition, Viasystems stockholders received approximately $248,824 in cash and approximately 15,082 shares of TTM common stock. Additionally, in connection with the completion of the acquisition, TTM assumed and refinanced Viasystems’ debt, which had a fair value of approximately $643,981 as of March 30, 2015.

The preliminary purchase price of the acquisition was approximately $397,830, estimated as follows:

Value of TTM common stock issued	$149,006
Cash consideration	248,824

397,830
Debt assumed	643,981

Enterprise value	$1,041,811

Under the acquisition method of accounting, the purchase price was allocated on a preliminary basis to the assets and liabilities of Viasystems based on the estimated fair value of assets acquired, liabilities assumed and noncontrolling interest at the date of consummation of the Merger. The preliminary allocation of the purchase price, as if the Merger had been consummated on March 30, 2015, is summarized below:

Current assets	$482,832
Property, plant, and equipment	452,332
Identifiable intangible assets, substantially all of which are customer relationships	146,500
Goodwill	292,545
Other assets	745
Current liabilities	(285,381)
Long-term debt	(643,981)
Noncontrolling interest	(3,927)
Other liabilities	(43,835)

Total	$397,830

The value of TTM common stock used in determining the purchase price was $9.88 per share, the closing price of TTM common stock on May 29, 2015 (the last business day prior to completion of the Merger).

The determination of the allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair value of assets acquired, including fair values of other identifiable intangibles, the fair value of liabilities assumed and noncontrolling interest as of May 31, 2015, and is currently in process. The excess purchase price over the fair value of identifiable assets acquired, liabilities assumed, and noncontrolling interests will be allocated to goodwill. The purchase price allocation will remain preliminary until TTM completes a valuation of significant identifiable intangibles acquired and determines the fair values of the assets acquired, liabilities assumed and noncontrolling interest.

The final determination of the purchase price allocation is expected to be completed as soon as practicable. The final amounts allocated to assets acquired, liabilities assumed, and noncontrolling interest could materially differ from the information presented in the unaudited pro forma condensed combined financial statements.

Note 2. Pro forma adjustments

Pro forma adjustments are necessary to reflect estimated preliminary amounts for (1) the purchase price, (2) Viasystems’ net tangible and intangible assets at an amount equal to the preliminary estimates of their fair values, (3) amortization expense related to the estimated amortizable intangible assets, (4) the issuance of debt and related interest expense, (5) non-recurring acquisition transaction costs, and (6) the income tax effect related to the pro forma adjustments.

There were no intercompany balances or transactions between TTM and Viasystems as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had TTM and Viasystems filed consolidated income tax returns during the periods presented. The pro forma combined provision for income taxes assumes the deferred tax liability related to purchase price basis adjustments will be fully offset by existing Viasystems deferred tax assets via the partial release of the valuation allowance. The pro forma combined provision for income taxes also does not include the impact of potential reversals of the valuation allowance for deferred tax assets of Viasystems and TTM as that effect is non-recurring.

Pro forma condensed combined balance sheet adjustments

(a)	Reflects the transfer of cash and cash equivalents to finance the cash component of the merger consideration paid in connection with the Merger.

(b)

Reflects the receipt of borrowings from a $950,000 Term Loan and an $80,000 U.S. ABL Revolving Loan. TTM has available a $150,000 U.S. ABL Revolving Loan and a $150,000 Asia Revolving Loan, of which TTM drew $80,000 of the U.S. ABL Revolving Loan. TTM does not currently expect to draw on the Asia ABL Revolving Loan.

(c)

Reflects the use of the borrowing proceeds to (1) pay in full $643,981, which is the fair value of Viasystems’ outstanding borrowings and (2) refinance $225,700 of TTM outstanding borrowings. The repayment of existing debt was contractually required. The carrying value of the Viasystems outstanding borrowings as of March 30, 2015 was $612,756.

(d)

Reflects the use of cash and cash equivalents to pay estimated transaction costs, costs to refinance Viasystems’ outstanding debt, and debt issuance costs. Also reflects the impact of the original issue discount for the Term Loan on the debt proceeds received. Specifically:

•

Estimated transaction and other non-recurring costs in the amount of $25,887, of which $23,986 was recognized by TTM and $1,901 by Viasystems, consist primarily of investment bank fees, legal fees, and other professional fees. These transaction and other non-recurring costs are being expensed as incurred.

•

Estimated refinancing costs in the amount of $33,250 which represents the original issue discount for the Term Loan, which will be recorded as a component of outstanding debt and accreted through maturity of the Term Loan at an effective rate of 7.49%.

•

Estimated debt issuance costs of $34,033, of which $1,365 was capitalized as of March 30, 2015, for the Term Loans, U.S. ABL Revolving Loan, and Asia ABL Revolving Loan, including origination fees, which are expected to be capitalized and reflected as a component of non-current assets in the unaudited pro forma condensed combined balance sheet.

•

Estimated payment of accrued interest in the amount of $19,932, which represents interest through March 30, 2015, in conjunction with the refinancing of the outstanding $600,000 aggregate principal amount of Viasystems’ 7.875% Senior Secured Notes due 2019, other Viasystems debt, and TTM debt.

The reduction of retained earnings reflects the sum of estimated transaction and other non-recurring costs of $25,887, and the write-off of TTM debt issuance costs of $924, which are not reflected in the pro forma statement of operations.

The incremental debt issuance costs are comprised of the estimated debt issuance costs for the Term Loans and ABL Revolving Loan facilities, less historical debt issuance costs of $12,356 for Viasystems and $924 for TTM. The TTM portion of historical debt issuance costs will be expensed.

(e)

Reflects adjustment of the historical Viasystems inventories to estimated fair value. Because this adjustment is directly attributable to the Merger and would not have an ongoing impact, it is not reflected in the unaudited pro forma condensed combined statements of operations. However, this inventory adjustment will impact cost of goods sold within the first 12 months after the consummation of the Merger and will thereby reduce gross margin.

(f)

Reflects net addition of $42,773 to record property, plant and equipment at fair value of $452,332 which consist of land and land use rights of $62,059, building and improvements of $186,348, machinery and equipment of $185,758 and $18,167 of other.

(g)	Reflects the net addition of goodwill of $141,262 to record goodwill of $292,545 as a result of the Merger less the historical Viasystems goodwill of $151,283.

(h)

Reflects the estimated fair value of Viasystems identifiable intangible assets acquired (substantially all of which are customer relationships) of $146,500 as a result of the Merger, less the Viasystems historical net intangible assets of $88,797.

(i)

Reflects the employment contract obligations related to a change in control for Viasystems’ senior management, which is assumed to be paid within the first 12 months after the effective date of the Merger.

(j)

Represents Viasystems’ capital lease obligations in the amount of $726 included as a component of long-term debt and TTM’s capital lease obligations in the amount of $2 included as a component of short-term debt, which has been reclassified to a component of other accrued liabilities for presentation purposes only.

(k)	Reflects the fair value of TTM common stock issued as part of the merger consideration paid in connection with the Merger.

(l)	Reflects the elimination of historical Viasystems retained earnings and other equity accounts.

Pro forma condensed combined statement of operations adjustments

(m)

Reflects the reclassification of Viasystems’ depreciation expense from total operating expenses to cost of goods sold and selling, general and administrative expense in order to conform to TTM’s presentation. The allocation of depreciation expense was estimated based on asset types and manufacturing use over their estimated useful lives.

(n)

Reflects a decrease in depreciation of $28,936 and $6,778 for the year ended December 29, 2014 and for the three months ended March 30, 2015, respectively, primarily for the reduction in carrying value for machinery and equipment to its fair value. Depreciation is based on straight-line methodology over 4 to 35 years of useful life. Assuming an aggregate weighted average useful life of eight years and straight-line depreciation, for every additional $10,000 allocated to building improvements and machinery and equipment, pre-tax earnings would decrease by $1,304 and $326 for the year ended December 29, 2014 and for the three months ended March 30, 2015, respectively. The decrease in depreciation is allocated to cost of goods sold.

(o)

To adjust for non-recurring transaction and other costs incurred of $10,367 and $1,674, respectively, and expensed during the year ended December 29, 2014, and $9,618 and $1,905, respectively, for the three months ended March 30, 2015. Additional transaction costs of $25,887 will be incurred and expensed subsequent to March 30, 2015.

(p)

Reflects incremental amortization of $12,774 and $3,356 for the year ended December 29, 2014 and for the three months ended March 30, 2015, respectively, for identified intangible assets based on the estimated fair values to be assigned to these assets as of consummation of the Merger. Substantially all of the intangible assets are expected to consist of customer relationships and, as a result, preliminary amortization expense was estimated to be recognized over eight years on a straight-line basis for pro forma purposes.

Assuming an aggregate weighted average useful life of eight years, and the amortization methods discussed above, for every additional $1,000 allocated to identified intangible assets, pre-tax earnings would decrease by $125 and $31 for the year ended December 29, 2014 and for the three months ended March 30, 2015, respectively.

(q)	Reflects incremental interest expense as follows:

(in thousands)	For the year ended December 29, 2014	For the three months ended March 30, 2015
Pro forma estimate of expense:
Contractual cash interest for Term Loan and U.S. ABL Revolving Loan	$58,600	$14,650
Amortization of debt issuance costs	5,908	1,477
Accretion of Term Loan original issue discount	5,222	1,275
Unused commitment fees on U.S. ABL Revolving Loan and Asia ABL Revolving Loan	826	206

	70,556	17,608
Less historical expense:
Viasystems	50,235	12,499
TTM	9,386	2,104

Incremental expense	$10,935	$3,005

Contractual cash interest represents estimated interest for the Term Loan and the $80,000 U.S. ABL Revolving Loan at weighted average rates of 6.0% and 2.0%, respectively. Debt issuance costs in the amount of $34,033 are to be amortized at a weighted average useful life of 5.8 years. Unused commitment fees are estimated using 3/8th percentage point on the unused portion of both the U.S. ABL Revolving Loan and the Asia ABL Revolving Loan. Additionally, the original issue discount of $33,250 is to be amortized using an effective interest rate of 7.49% to maturity of the Term Loan.

The effect of a 1/8th percentage point variance in the weighted average interest rate on pre-tax earnings would be $1,288 and $322 for the year ended December 29, 2014 and for the three months ended March 30, 2015, respectively.

Historical Viasystems debt and $225,700 of TTM debt consist of senior secured notes and bank loans at varying interest rates. For purposes of these pro forma condensed combined financial statements, maturities of total pro forma combined long-term debt are as follows: $9,500 for year 1, $38,000 for year 2, $47,500 for years 3 through 6, and the remaining outstanding balance due on May 31, 2021.

(r)

No income tax effect has been provided for the pro forma adjustments to income (loss) before income tax, as it is anticipated that the adjustment will primarily be in entities with a deferred tax valuation allowance. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities.

(s)	Represents the addition of shares of TTM common stock that were issued in connection with the Merger.

Pro forma basic earnings per share is calculated by dividing the pro forma combined net income by the pro forma weighted average shares outstanding as the pro forma earnings are net income. Pro forma diluted earnings per share is calculated by dividing the pro forma combined net income by the pro forma diluted weighted average shares outstanding as the pro forma earnings are net income.

A reconciliation of the shares used to calculate TTM’s historical basic and diluted earnings per share to shares used to calculate the pro forma basic and diluted earnings per share follows:

	For the year ended December 29, 2014	For the three months ended March 30, 2015
Basic
Shares used to calculate TTM’s historical basic earnings per share	83,238	83,603
Shares issued in connection with the Merger	15,082	15,082

Shares used to calculate pro forma basic earnings per share	98,320	98,685

Diluted
Shares used to calculate TTM’s historical diluted earnings per share	83,941	84,465
Shares issued in connection with the Merger	15,082	15,082

Shares used to calculate pro forma diluted earnings per share	99,023	99,547